UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   November 29, 2004

LANCER CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Texas
(State or Other Jurisdiction of Incorporation)

0-13875	74-1591073
(Commission File Number)	(IRS Employer Identification No.)

6655 Lancer Blvd., San Antonio, Texas	78219
(Address of Principal Executive Offices)	(Zip Code)

(210) 310-7000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 29, 2004, Lancer Corporation (Lancer) entered into a Real Estate Sales Contract with Schroeder Land and Cattle Company, Incorporated (SLCC) relating to the sale of 546.65 acres of land and improvements by Lancer to SLCC for a price of $706,687.50.  SLCC is owned by the children of Alfred A. Schroeder and George F. Schroeder.  Both Alfred A. Schroeder and George F. Schroeder are Lancer employees, members of Lancer’s Board of Directors, and significant shareholders of Lancer.  The proposed sales price approximates the midpoint of two independent appraisals (one for $683,335 and the other for $730,000) of the property conducted at the direction of Lancer’s Board of Directors.  The agreement was approved by the Board, with Alfred Schroeder and George Schroeder recusing themselves from the vote.  Lancer has used the property for entertaining customers and other business associates since it acquired the property.  The form of the Real Estate Sales Contract is included in this report as Exhibit 10.

Item 9.01  Financial Statements and Exhibits

(c)          Exhibits

10            Form of Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANCER CORPORATION

Date: November 29, 2004	By:	/s/ CHRISTOPHER D. HUGHES
Christopher D. Hughes
Chief Executive Officer